                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration  Statements
No. 333-70037,  No. 333-60314,  No. 333-83920,  No. 333-93943, No. 333-88350 and
No. 333-102493 on Form S-3 and No. 333-95285,  No. 333-81604,  No. 333-62158 and
No.  333-88346  on  Form  S-8 of  NYFIX,  Inc.  of our  report  relating  to the consolidated  financial  statements  of NYFIX,  Inc.  dated June 28, 2005 (which report  expresses an unqualified  opinion and includes an explanatory  paragraph relating to the restatement  described in Note 2 to the  Consolidated  Financial
Statements) and of our report on internal control over financial reporting dated
June 28, 2005 (which report expresses an adverse opinion on the effectiveness of the Company's  internal control over financial  reporting  because of a material weakness)  appearing in this Annual  Report on Form 10-K of NYFIX,  Inc. for the year ended December 31, 2004.

/S/ DELOITTE & TOUCHE LLP

Stamford, Connecticut
June 28, 2005